                                                                      EXHIBIT 21

SM&A Corporation (East), a California corporation

Steven Myers & Associates, Inc., a California corporation

Systems Integration Software, Inc., a California corporation (a subsidiary of
  SM&A Corporation (East))

Kapos Associates Inc., a Virginia corporation  (a subsidiary of
  SM&A Corporation (East))

System Simulation Solutions, Inc., a Virginia corporation  (a subsidiary of
  SM&A Corporation (East))

StamiNet, Inc., a California corporation (a subsidiary of SM&A Corporation (East))